SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 26, 2005

EUPA International Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-26539 (Commission File Number)	88-0409450 (I.R.S Employer Identification No.)

2670 E. Walnut Street
Pasadena, CA 91107
(Address of principal executive offices) (Zip Code)

(626) 793-2688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On July 26, 2005, Wen-Fang Yang resigned from the Board of Directors (the “Board”) of EUPA International Corporation (the “Company”).

(d) The vacancy on the Board created by Mr. Yang’s resignation was filled by the appointment of Alexander Man-Kit Ngan on July 26, 2005. Mr. Ngan has been appointed as the sole member of a special Executive Committee of the Board. Mr. Ngan will be compensated in the amount of $15,000 upon his appointment to the board; $15,000 upon final completion of definitive documentation in connection with a strategic transaction to maximize shareholder value; and $15,000 upon consummation of the strategic transaction.

Mr. Ngan, age 54, has served as a director of Singamas Container Holdings, Ltd. (0716.HK), the world second largest manufacturer of containers, since July 2003 and of Clearant, Inc. (CLRI.OB), a developer of pathogen inactivation technology, since April 2005. From 1993 through May 2002 he was a partner at ChinaVest Limited, a private equity investment firm. From May 1998 to October 2001, Mr. Ngan served as President and CEO of OEM manufacturer Zindart Ltd. (Nasdaq: ZNDT). From 1991 to 1993, he was a financial consultant specializing in taking companies public. From 1990 to 1991, Mr. Ngan served as Head of Private Banking in Asia for Royal Bank of Canada. From 1984 to 1990, he served as a Vice President and Director with Chase Manhattan Bank. From 1973 to 1984, he served with The Chase Manhattan Bank, N.A., HK, Bank of British Columbia (now known as the Hong Kong Bank of Canada), Pemberton Securities Ltd. and Canarim Investments, Ltd. Mr. Ngan received a Bachelor of Mathematics from University of Waterloo in Canada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2005	EUPA INTERNATIONAL CORPORATION
	By:	/s/ Kung-Chieh Huang
Kung-Chieh Huang
Chief Financial Officer